As filed with the Securities and Exchange Commission on January 30, 2015	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
CISCO SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	77-0059951
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
170 West Tasman Drive
San Jose, California 95134-1706
(Address of Principal Executive Offices) (Zip Code)

Options to purchase stock granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and restricted stock units granted under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and
the Lightwire, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant
(Full Title of the Plan)
______________________

John T. Chambers
Chairman and Chief Executive Officer
Cisco Systems, Inc.
300 East Tasman Drive
San Jose, California 95134-1706
(Name and Address of Agent For Service)
(408) 526-4000
(Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed stock options: Common Stock, $0.001 par value per share (2)	7,380 (2)	2.86 (3)	$21,106.80 (3)	$2.46 (3)
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share (4)	5,022 (4)	$27.97 (5)	$140,465.34 (5)	$16.33 (5)
TOTAL	12,402	N/A	161,572.14	$18.79

(1)
This Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)
Represents shares subject to issuance upon the exercise of stock options outstanding under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan, and assumed by the Registrant on March 16, 2012 pursuant to an Agreement and Plan of Merger by and among the Registrant, a wholly owned subsidiary of the Registrant, Lightwire, Inc. and the Stockholders’ Agent, dated as of February 23, 2012 (the “Merger Agreement”). Shares available for issuance under assumed Plan awards were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission on March 29, 2012 (Registration No. 333-180458).

(3)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(4)
Represents shares subject to issuance in connection with restricted stock units outstanding under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and the Lightwire, Inc. 2012 Equity Incentive Plan, and assumed by the Registrant on March 16, 2012 pursuant to the Merger Agreement. Shares available for issuance under assumed Plan awards were previously registered on a registration statements on Form S-8 filed with the Securities and Exchange Commission on March 29, 2012 (Registration No. 333-180458).

(5)
Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Select Market on January 26, 2015.

STATEMENT PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan and the Lightwire, Inc. 2012 Equity Incentive Plan, assumed by the Registrant on March 16, 2012 pursuant to the Merger Agreement. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration No. 333-180458), filed with the Securities and Exchange Commission on March 29, 2012, are incorporated herein by reference, except for Part II, Item 8 - Exhibits.

Exhibit Index

PART II

Information Required in the Registration Statement
Item 8.     Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 30, 2015.

Cisco Systems, Inc.

By: /s/ John T. Chambers
John T. Chambers
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John T. Chambers, Kelly A. Kramer and Mark Chandler, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Chambers	Chairman and Chief Executive Officer	January 30, 2015
John T. Chambers	(Principal Executive Officer)

/s/ Kelly A. Kramer	Executive Vice President and Chief Financial Officer	January 30, 2015
Kelly A. Kramer	(Principal Financial Officer)

/s/ Prat S. Bhatt	Senior Vice President, Corporate Controller and Chief Accounting Officer	January 30, 2015
Prat S. Bhatt	(Principal Accounting Officer)

Signature	Title	Date

Lead Independent Director
Carol A. Bartz

/s/ M. Michele Burns	Director	January 30, 2015
M. Michele Burns

/s/ Michael D. Capellas	Director	January 30, 2015
Michael D. Capellas

/s/ Brian L. Halla	Director	January 30, 2015
Brian L. Halla

/s/ John L. Hennessy	Director	January 30, 2015
Dr. John L. Hennessy

/s/ Kristina M. Johnson	Director	January 30, 2015
Dr. Kristina M. Johnson

/s/ Roderick C. McGeary	Director	January 30, 2015
Roderick C. McGeary

Director
Arun Sarin

/s/ Steven M. West	Director	January 30, 2015
Steven M. West

Exhibit Index

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Articles of Incorporation of Cisco Systems, Inc., as currently in effect.	S-3	333-56004	4.1	February 21, 2001

4.2	Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect.	8-K	000-18225	3.1	October 4, 2012

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II‑2 of this Registration Statement).					X

99.1	Lightwire, Inc. Amended and Restated 2003 Equity Compensation Plan.	S-8	333-180458	99.1	March 29, 2012

99.2	Lightwire, Inc. 2012 Equity Incentive Plan.	S-8	333-180458	99.2	March 29, 2012

99.3	Form of Cisco Systems, Inc. Stock Option Assumption Agreement.	S-8	333-180458	99.3	March 29, 2012

99.4	Forms of Cisco Systems, Inc. Restricted Stock Unit Assumption Agreement.	S-8	333-180458	99.4	March 29, 2012

II-4